UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2008

The Tirex Corporation
(Exact name of registrant as specified in its charter)

Delaware	33-17598-NY	22-2824362
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 1000 Stratford, CT 06614-9991
(Mailing Address)

(203) 522-3247
Registrant’s telephone number, including area code

1307 Ste-Catherine Street West
 Montreal, Quebec, Canada H3G 2V9
 (Former Address)

Former Telephone Number:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))w

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3–Securities and Trading Markets

Item 3.03     Material Modification to Rights of Security Holders

For a description of the material modification to the rights of security holders, please refer to Item 5.03.

Section 4— Changes in Registrant’s Certifying Accountant

Item 4.01 (b) – Engagement of new Certifying Accountant

On May 14, 2008, the Registrant engaged Moore & Associates, Chartered Accountants and Advisors, PCAOB Registered, based in Las Vegas, Nevada to audit the Registrant’s financial statements for the fiscal years ended June 30, 2004, 2005, 2006 and 2007. With the completion of the audits, the Registrant intends to file amended 10-KSB documents for the fiscal years in question, or such other documents as may be required to bring the original filings into compliance with reporting requirements. The engagement of Moore & Associates was approved by the Registrant’s Board of Directors ("Board").

Section 5–Changes in Control of Registrant

Item 5.03     Amendments to Articles of Incorporation or Bylaws

On May 12, 2008, the Registrant’s Board passed a resolution approving of : i) the form, terms and provisions of the amended Certificate of Designation ("Amended Certificate") of Series A Preferred Stock ("Series A Preferred Stock") and ii) the filing of the Amended Certificate with the State of Delaware. The Amended Certificate authorizes the issuance of up to three million (3,000,000) shares of Series A Preferred Stock, an increase from the one million (1,000,000) shares of Series A Preferred Stock that were authorized to be issued in the Certificate of Designation of Series A Preferred Stock (the "Certificate of Designation") filed with the State of Delaware on February 11, 2008. All other terms of the Certificate of Designation remain the same.

Item 9.01(d) Financial Statements and Exhibits

The following exhibits are filed as part of this report:

4.1	Amended Certificate of Designation of Series A Preferred Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE TIREX CORPORATION
(Registrant)

Date: May 16, 2008	/s/ John L. Threshie Jr.
John L. Threshie Jr.
President

EXHIBIT INDEX

Exhibit	Description

4.1	Amended Certificate of Designation of Series A Preferred Stock